UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

INVENSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35269	01-0789977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Technology Drive

San Jose, California

(Address of principal executive offices)

(408) 988-7339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 6, 2013, InvenSense, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that the Company completed the acquisition of the assets of the micro-electro-mechanical systems (MEMS) microphone business line of Analog Devices, Inc. (“ADI”), including intellectual property, goodwill and certain tangible and intangible assets on October 31, 2013. This Current Report on Form 8-K/A amends the Original Form 8-K to provide the financial statements and pro forma financial information described under Item 9.01 below.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Audited Financial Statements of the Microphone Product Line of ADI as of and for the nine months ended August 3, 2013, and accompanying notes are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

(b) Pro Forma Financial Information

The following Unaudited Pro Forma Combined Condensed Financial Statements of InvenSense are included as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference:

i.	Unaudited Pro Forma Combined Condensed Balance Sheet as of September 29, 2013

ii.	Unaudited Pro Forma Combined Condensed Statement of Income for the year ended March 31, 2013

iii.	Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K/A:

Exhibit No.	Description

10.1	Master Asset Purchase and Sale Agreement, dated as of October 14, 2013, by and between Analog Devices, Inc. and InvenSense, Inc.(1)

23.1	Consent of Independent Auditors

99.1	Abbreviated Audited Financial Statements of the Microphone Product Line of ADI as of and for the nine month period ended August 3, 2013

99.2	Pro Forma Financial Information as of September 29, 2013 and for the year ended March 31, 2013

(1)	Filed as Exhibit 10.1 to the Original Form 8-K. The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenSense, Inc.

By:	/s/ Alan Krock
	Name:	Alan Krock
	Title:	Chief Financial Officer

Dated: January 16, 2014